Exhibit 10.6

                     THE CIT GROUP/COMMERCIAL SERVICES, INC.
                               11 West 42nd Street
                                   11th Floor
                            New York, New York 10017


                                November __, 2007


Ronson Corporation
Ronson Consumer Products Corporation
Ronson Aviation, Inc.
Ronson Corporation of Canada, Ltd.
Corporate Park III
Campus Drive
P.O. Box 6707 Somerset, New Jersey 08875-6707

Attn:    Daryl K. Holcomb
         Vice President and Chief Financial Officer

Re: Financing Agreement dated July 31, 2006 (as heretofore or hereafter amended, restated, modified and supplemented from time to time, the "Financing Agreement"), by and among The CIT Group/Commercial Services, Inc., as agent for itself and for CIT Financial Ltd. ("CIT"), Ronson Corporation ("Ronson"), Ronson Consumer Products Corporation ("RCPC"), Ronson Aviation, Inc. ("RAI") and Ronson Corporation of Canada, Ltd. ("Ronson Canada" and, together with Ronson, RCPC and RAI, each a "Company" and collectively, "Companies")

Ladies and Gentlemen:

This waiver, consent and amendment (the "Fifth Amendment") shall become effective upon satisfaction of the conditions precedent set forth in Paragraph 9 below (the date on which this Fifth Amendment becomes effective shall be referred to as the "Effective Date"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Financing
Agreement:

1. Waiver of Existing Default. As of the Effective Date, and subject to the terms and conditions herein contained, CIT hereby waives the Event of Default arising solely out of the Companies' failure to comply with Section 7.3(b) of the Financing Agreement providing that the Companies maintain a Fixed Charge Coverage Ratio of 1.05 to 1.0 for the 12-month period ending September 30, 2007 (the "Existing Default").

2. Consent to Bank of the West Loan and Ronson Guaranty. As of the Effective Date, and subject to the terms and conditions herein contained, CIT consents to
(a) the consummation of the Bank of the West Loan (as defined in the amendments to the Financing Agreement hereinafter set forth) by RAI and (b) the execution and delivery of the Ronson Guaranty (as defined in the amendments to the Financing Agreement hereinafter set forth) by Ronson.

3. Specified Intellectual Property. As of the Effective Date, the Companies acknowledge and agree that the Specified Intellectual Property shall secure all of the Obligations pursuant to the terms of the amendments to the Financing Agreement hereinafter set forth.

4. Amendment to Financing Agreement Definitions. As of the Effective Date,
Section 1.1 of the Financing Agreement, Definitions, is amended as follows:
                                        -----------

         a. The defined terms "Collateral", "EPIC Financing" and "EPIC Financing
                               ----------    --------------       --------------
Documents" are amended and restated as set forth below and inserted in Section
---------
1.1 of the Financing Agreement where such terms would otherwise alphabetically appear:

                  Collateral shall mean all assets of the Companies, including,
                  ----------
                  without limitation, all present and future Accounts, Equipment, Inventory and other Goods, Documents of Title, General Intangibles, Investment Property, the Airport Lease and Other Collateral, but in all cases other than the Real Property Collateral and the Minority Ronson Canada Interest.

                  EPIC Financing shall mean (a) the principal sum of up to
                  --------------
                  $500,000 extended by EPIC to RAI in order to fund certain of the costs of construction of and improvements to the premises leased to RAI pursuant to the Airport Lease consisting of a hangar facility and ancillary improvements covering approximately 19,200 square feet of space (the "Aircraft Hangar") and evidenced by the EPIC Financing Documents and (b) the guaranty by EPIC of the Bank of the West Loan.

                  EPIC Financing Documents shall mean: (a) a loan agreement by
                  ------------------------
                  and between EPIC and RAI providing for advances to RAI of up to $500,000, as amended by that certain First Amendment to Loan Agreement dated as of November ___, 2007, by and between EPIC and RAI; (b) a security agreement to be executed and delivered by RAI in favor of EPIC granting to EPIC a security interest and lien in and to the Aircraft Hangar, together with all improvements and fixtures thereon; (c) the Ronson Guaranty; and (d) an amendment to fuel purchase contract, all in form and substance heretofore delivered to CIT.

         b. The new defined terms "Bank of the West Loan" and "Ronson Guaranty",
                                   ---------------------       ---------------
as set forth below, are hereby inserted in Section 1.1 of the Financing Agreements where such terms would otherwise alphabetically appear:

                  Bank of the West Loan shall mean the loan in the principal
                  ---------------------
                  amount of $500,000 extended by Bank of the West to RAI and evidenced by, inter alia, that certain Business Loan
                                ----- ----
                  Agreement, Promissory Note in the principal amount of $500,000, and certain other documents, instruments and agreements executed in connection therewith.

                  Ronson Guaranty shall mean that certain corporate guaranty to
                  ---------------
                  be executed and delivered by Ronson in favor of EPIC with respect to the obligations of RAI to EPIC.

5.       Amendments to Financing Agreement. As of the Effective Date,

         a. Section 6.1(a) of the Financing Agreement is hereby amended and restated in its entirety as follows:

                  (a) As security for the prompt payment in full of all Obligations, each Company hereby pledges and grants to CIT for the benefit of all Lenders a continuing general lien upon, and security interest in, all the Collateral in which such Company has rights, provided, however, that the foregoing pledge, grant, lien and security interest shall not extend to any asset or property not assignable or capable of being encumbered as a matter of law.

         b. Section 6.10 of the Financing Agreement is hereby deleted in its entirety and replaced with the following:

         6.10     Intentionally left blank.
                  ------------------------

         c. Section 7.3(b) of the Financing Agreement is hereby amended by resetting the calculation of the Fixed Charge Coverage Ratio, commencing as of the fiscal quarter ending December 31, 2007, as follows:

         Fiscal Period                                             Ratio
         -------------                                             -----

         3-month period ending December 31, 2007                   1.05 to 1.0
         12-month period ending March 31, 2007, and each
         12-month period ending at the end of each fiscal
         quarter thereafter                                        1.05 to 1.0

         d. Section 10.3(b) of the Financing Agreement is hereby deleted in its entirety and replaced with the following:

         (b) Intentionally left blank.

         e. Amendments to Schedule 1.1(b) of the Financing Agreement. As of the Effective Date, the Ronson Guaranty and the Bank of the West Loan shall constitute Permitted Indebtedness under the Financing Agreement. In furtherance of the foregoing,

                           (1)      Schedule 1.1(b), Permitted Indebtedness,
                                                     ----------------------
                                    Paragraph A, is amended to add the following
                                    Indebtedness of Ronson: "The Ronson
                                    Guaranty."

                           (2) Schedule 1.1(b), Permitted Indebtedness, Paragraph C, is amended to add the following Indebtedness of RAI: "The Bank of the West Loan."

         6. Representations, Warranties and Statements. The Companies represent and warrant to CIT that as of the date hereof and except as set forth herein,
(a) except for the representations and warranties set forth in Sections 6.8 and
6.9 of the Financing Agreement, the representations and warranties of the Companies set forth in the Financing Agreement are true and correct as if made on this date, (b) other than Permitted Encumbrances, there have been no liens, encumbrances, security interests, or claims filed against or created in any of the Collateral from July 31, 2006 to the date hereof, and (c) no Default or Event of Default exists under the Financing Agreement, other than the Existing Default.

         7. Acknowledgement of Obligations. The Companies acknowledge, confirm and agree that as of the date hereof the Obligations remain outstanding and unconditionally owing by the Companies to CIT without defense, set-off, counterclaim, discount or charge of any kind.

         8. Confirmation of Security Interest. As security for the payment or other satisfaction of the Obligations, the Companies hereby reconfirm the assignment and grant of a continuing perfected first priority (subject only to Permitted Encumbrances) lien, charge and security interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located, granted to CIT by the Companies under the Financing Agreement and the other Loan Documents. The Companies hereby confirm and agree that all such security interests and liens granted to CIT under the Financing Agreement and the other Loan Documents continue in full force and effect and shall continue to secure the Obligations. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of CIT's existing security interest in and liens upon the Collateral.

         9. Conditions Precedent. This Fifth Amendment shall become effective only upon receipt by CIT of all of the documents or other items set forth below, all in form and substance satisfactory to CIT and its counsel:

                  (a) this Fifth Amendment, duly executed by the Companies, the Guarantors and the affiliated Subordinating Creditors;

                  (b) the Second Amendment to Trademark, Patent and Industrial Designs Security Agreement, dated as of the date hereof, duly executed by Ronson;

                  (c) within five (5) Business Days of the closing, copies of the fully executed documents executed and delivered in connection with the Bank of the West Loan; and

                  (d) such other agreements, documents, certificates and instruments as CIT may reasonably require.

         10. Release. Each of the Companies and each Guarantor hereby absolutely and unconditionally releases and forever discharges CIT, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any such Company or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the Effective Date, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         11. No Other Amendments; No Waiver. Except as expressly modified hereby, all terms and conditions of the Loan Documents shall remain unmodified and in full force and effect and are hereby ratified and confirmed by the Companies, and except as explicitly stated herein nothing contained herein shall be construed as a waiver by CIT of any rights it may have under the Financing Agreement, the other Loan Documents or otherwise, to declare a default under the Financing Agreement or other Loan Documents as a result of any breach by the Companies, or any of them, of any covenants or agreements contained therein, whether or not presently known to CIT. The granting of any waiver, consent, extension or amendment shall not impose or imply an obligation on CIT to grant any consent, waiver, extension or amendment on any future occasion. Companies expressly ratify and confirm the waiver of jury trial provisions contained in the Loan Documents.


         12. Counterparts. This document may be executed in counterpart, each of which counterpart shall be deemed to be an original, and such counterparts, taken together, shall constitute one and the same document.


                      [Signatures appear on following page]

         Please evidence your agreement to the foregoing by signing below and returning this letter to us.


                      Very truly yours,

                      THE CIT GROUP/COMMERCIAL SERVICES, INC.


                      By
                        ------------------------------------
                      Name: Marc Theisinger
                      Title:   Vice President


ACKNOWLEDGED and AGREED to on this _____ day of November 2007.

RONSON CORPORATION


By
  ------------------------------------------
Name:
Title:

RONSON CONSUMER PRODUCTS CORPORATION


By
  ------------------------------------------
Name:
Title:

RONSON AVIATION, INC.


By
  ------------------------------------------
Name:
Title:

RONSON CORPORATION OF CANADA LTD.


By
  ------------------------------------------
Name:
Title:

CIT FINANCIAL LIMITED


By:
   -----------------------------------------
Name:
Title:

                              CONSENT OF GUARANTORS
                              ---------------------

The undersigned Guarantors, intending to be legally bound, do hereby consent to the execution, delivery and performance of the within and foregoing Fifth Amendment and confirm and reaffirm, without setoff, counterclaim, deduction or other claim of avoidance of any nature, the continuing effect of each such Guarantor's Guaranty of the Guaranteed Obligations (as defined in the respective Guaranties) after giving effect to the foregoing consent and amendment and all prior consents and amendments.

ACKNOWLEDGED and AGREED to on this _____ day of November 2007.



------------------------------------------
Louis V. Aronson II


RONSON HYDRAULIC UNITS CORPORATION

By
   ---------------------------------------
Name:
Title:

                  CONSENT OF AFFILIATED SUBORDINATING CREDITORS
                  ---------------------------------------------

Each of the undersigned, an affiliated subordinating creditor, intending to be legally bound, does hereby consent to the execution, delivery and performance of the within and foregoing Fifth Amendment and confirms and reaffirms, without setoff, counterclaim, deduction or other claim of avoidance of any nature, the continuing effect of such subordinating creditor's Subordination Agreement after giving effect to the foregoing consent and amendment and all prior consents and amendments.

ACKNOWLEDGED and AGREED to on this _____ day of November 2007.


RONSON HYDRAULIC UNITS CORPORATION

By
   ---------------------------------------
Name:
Title:



------------------------------------------
Louis V. Aronson II